UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 29, 2005
PARKER DRILLING COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-7573 (Commission File Number)	73-0618660 (IRS Employer Identification No.)

1401 Enclave Parkway, Suite 600, Houston, Texas	77077

(Address of Principal Executive Offices)	(Zip Code)
(281) 406-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     On November 29, 2005, Parker Drilling Company, a Delaware corporation (the “Company”), voluntarily called for full redemption all of its outstanding 10 1/8% Senior Notes due 2009 (the “Notes”), at the redemption price of 103.375% of the principal amount thereof, in accordance with the terms of the indenture governing the Notes. Holders of redeemed Notes will also receive accrued and unpaid interest thereon up to but not including the redemption date, which is December 30, 2005. As of the date of this report (and prior to giving effect to this redemption), $35,608,000 in aggregate principal amount of the Notes were outstanding. The Company intends to fund this redemption with cash on hand.
     The description set forth above is qualified in its entirety by reference to the Notice of Full Redemption, a copy of which is filed herewith as an exhibit.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibit is filed herewith:
     99.1      Notice of Full Redemption dated November 29, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date: December 2, 2005	By:	s/ W. Kirk Brassfield
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Notice of Full Redemption dated November 29, 2005.

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